UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
 Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 17, 2013

_______________

EOG RESOURCES, INC.
 (Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation)	1-9743 (Commission File Number)	47-0684736 (I.R.S. Employer Identification No.)

1111 Bagby, Sky Lobby 2
Houston, Texas  77002
 (Address of principal executive offices) (Zip Code)

713-651-7000
 (Registrant's telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

EOG RESOURCES, INC.

Item 7.01  Regulation FD Disclosure.

I.        Price Risk Management

With the objective of enhancing the certainty of future revenues, from time to time EOG Resources, Inc. (EOG) enters into New York Mercantile Exchange (NYMEX) related financial collar, price swap, option and basis swap contracts.  EOG accounts for financial commodity derivative contracts using the mark-to-market accounting method.  In addition to financial transactions, from time to time EOG is a party to various physical commodity contracts for the sale of hydrocarbons that cover varying periods of time and have varying pricing provisions.  The financial impact of these physical commodity contracts is included in revenues at the time of settlement, which in turn affects average realized hydrocarbon prices.

For the fourth quarter of 2012, EOG anticipates a non-cash gain of $66.4 million on the mark-to-market of its crude oil and natural gas derivative contracts.  During the fourth quarter of 2012, net cash inflow related to settled crude oil and natural gas derivative contracts was $155.5 million.

For the quarter ended December 31, 2012, NYMEX West Texas Intermediate crude oil averaged $88.18 per barrel, and NYMEX natural gas at Henry Hub averaged $3.36 per million British thermal units (MMBtu).  EOG's actual realizations for crude oil and natural gas for the quarter ended December 31, 2012 differ from these NYMEX prices due to delivery location and quality adjustments.

II.        Crude Oil Derivative Contracts

Since filing its Current Report on Form 8-K on November 27, 2012, EOG has entered into additional crude oil derivative contracts.  Presented below is a comprehensive summary of EOG's crude oil derivative contracts as of January 17, 2013, with notional volumes expressed in barrels per day (Bbld) and prices expressed in dollars per barrel ($/Bbl).

Crude Oil Derivative Contracts
		Weighted
	Volume (1)	Average Price
	(Bbld)	($/Bbl)
2013
January 2013	101,000	$ 99.29
February 1, 2013 through April 30, 2013	109,000	99.17
May 1, 2013 through June 30, 2013	101,000	99.29
July 1, 2013 through December 31, 2013	93,000	98.44

(1)	EOG has entered into crude oil derivative contracts which give counterparties the option to extend certain current derivative contracts for additional three-month or six-month periods. Options covering a notional volume of 8,000 Bbld are exercisable on April 30, 2013. If the counterparties exercise all such options, the notional volume of EOG's existing crude oil derivative contracts will increase by 8,000 Bbld at an average price of $97.66 per barrel for the period May 1, 2013 through July 31, 2013. Options covering a notional volume of 62,000 Bbld are exercisable on June 28, 2013. If the counterparties exercise all such options, the notional volume of EOG's existing crude oil derivative contracts will increase by 62,000 Bbld at an average price of $100.24 per barrel for the period July 1, 2013 through December 31, 2013. Options covering a notional volume of 54,000 Bbld are exercisable on December 31, 2013. If the counterparties exercise all such options, the notional volume of EOG's existing crude oil derivative contracts will increase by 54,000 Bbld at an average price of $98.91 per barrel for the period January 1, 2014 through June 30, 2014.

III.        Natural Gas Derivative Contracts

Since filing its Current Report on Form 8-K on November 27, 2012, EOG has not entered into any additional natural gas derivative contracts.  Presented below is a comprehensive summary of EOG's natural gas derivative contracts as of January 17, 2013, with notional volumes expressed in MMBtu per day (MMBtud) and prices expressed in dollars per MMBtu ($/MMBtu).

Natural Gas Derivative Contracts
	Volume (MMBtud)	Weighted Average Price ($/MMBtu)
2013 (1)
January 2013 (closed)	150,000	$4.79
February 1, 2013 through December 31, 2013	150,000	4.79

2014 (2)

(1)	EOG has entered into natural gas derivative contracts which give counterparties the option of entering into derivative contracts at future dates. Such options are exercisable monthly up until the settlement date of each monthly contract. If the counterparties exercise all such options, the notional volume of EOG's existing natural gas derivative contracts will increase by 150,000 MMBtud at an average price of $4.79 per MMBtu for the period from February 1, 2013 through December 31, 2013.
(2)	In July 2012, EOG settled its natural gas financial price swap contracts for the period January 1, 2014 through December 31, 2014. In connection with these contracts, the counterparties retain an option of entering into derivative contracts at future dates. Such options are exercisable monthly up until the settlement date of each monthly contract. If the counterparties exercise all such options, the notional volume of EOG's existing natural gas derivative contracts will increase by 150,000 MMbtud at an average price of $4.79 per MMBtu for each month of 2014.

IV.        Forward-Looking Statements

Information Regarding Forward-Looking Statements

This document includes forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended.  All statements, other than statements of historical facts, including, among others, statements and projections regarding EOG's future financial position, operations, performance, business strategy, returns, budgets, reserves, levels of production and costs and statements regarding the plans and objectives of EOG's management for future operations, are forward-looking statements.  EOG typically uses words such as "expect," "anticipate," "estimate," "project," "strategy," "intend," "plan," "target," "goal," "may," "will" and "believe" or the negative of those terms or other variations or comparable terminology to identify its forward-looking statements.  In particular, statements, express or implied, concerning EOG's future operating results and returns or EOG's ability to replace or increase reserves, increase production, generate income or cash flows or pay dividends are forward-looking statements.  Forward-looking statements are not guarantees of performance.  Although EOG believes the expectations reflected in its forward-looking statements are reasonable and are based on reasonable assumptions, no assurance can be given that these assumptions are accurate or that any of these expectations will be achieved (in full or at all) or will prove to have been correct.  Moreover, EOG's forward-looking statements may be affected by known and unknown risks, events or circumstances that may be outside EOG's control.  Important factors that could cause EOG's actual results to differ materially from the expectations reflected in EOG's forward-looking statements include, among others:

•	the timing and extent of changes in prices for, and demand for, crude oil and condensate, natural gas liquids, natural gas and related commodities;
•	the extent to which EOG is successful in its efforts to acquire or discover additional reserves;
•	the extent to which EOG can optimize reserve recovery and economically develop its plays utilizing horizontal and vertical drilling, advanced completion technologies and hydraulic fracturing;
•
the extent to which EOG is successful in its efforts to economically develop its acreage in, and to produce reserves and achieve anticipated production levels from, its existing and future crude oil and natural gas exploration and development projects, given the risks and uncertainties and capital expenditure requirements inherent in drilling, completing and operating crude oil and natural gas wells and the potential for interruptions of development and production, whether involuntary or intentional as a result of market or other conditions;

•	the extent to which EOG is successful in its efforts to market its crude oil, natural gas and related commodity production;
•	the availability, proximity and capacity of, and costs associated with, gathering, processing, compression and transportation facilities;
•	the availability, cost, terms and timing of issuance or execution of, and competition for, mineral licenses and leases and governmental and other permits and rights-of-way;
•
the impact of, and changes in, government policies, laws and regulations, including tax laws and regulations, environmental laws and regulations relating to air emissions, waste disposal, hydraulic fracturing and access to and use of water, laws and regulations imposing conditions and restrictions on drilling and completion operations and laws and regulations with respect to derivatives and hedging activities;

•
EOG's ability to effectively integrate acquired crude oil and natural gas properties into its operations, fully identify existing and potential problems with respect to such properties and accurately estimate reserves, production and costs with respect to such properties;

•	the extent to which EOG's third-party-operated crude oil and natural gas properties are operated successfully and economically;
•
competition in the oil and gas exploration and production industry for employees and other personnel, equipment, materials and services and, related thereto, the availability and cost of employees and other personnel, equipment, materials and services;

•	the accuracy of reserve estimates, which by their nature involve the exercise of professional judgment and may therefore be imprecise;
•
weather, including its impact on crude oil and natural gas demand, and weather-related delays in drilling and in the installation and operation of production, gathering, processing, compression and transportation facilities;

•
the ability of EOG's customers and other contractual counterparties to satisfy their obligations to EOG and, related thereto, to access the credit and capital markets to obtain financing needed to satisfy their obligations to EOG;

•
EOG's ability to access the commercial paper market and other credit and capital markets to obtain financing on terms it deems acceptable, if at all, and to otherwise satisfy its capital expenditure requirements;

•	the extent and effect of any hedging activities engaged in by EOG;
•
the timing and extent of changes in foreign currency exchange rates, interest rates, inflation rates, global and domestic financial market conditions and global and domestic general economic conditions;

•	political developments around the world, including in the areas in which EOG operates;
•	the use of competing energy sources and the development of alternative energy sources;
•	the extent to which EOG incurs uninsured losses and liabilities or losses and liabilities in excess of its insurance coverage;
•	acts of war and terrorism and responses to these acts; and
•	the other factors described under Item 1A, "Risk Factors," on pages 15 through 23 of EOG's Annual Report on Form 10-K for the year ended December 31, 2011.

In light of these risks, uncertainties and assumptions, the events anticipated by EOG's forward-looking statements may not occur, and, if any of such events do, we may not have anticipated the timing of their occurrence or the extent of their impact on our actual results.  Accordingly, you should not place any undue reliance on any of EOG's forward-looking statements. EOG's forward-looking statements speak only as of the date made, and EOG undertakes no obligation, other than as required by applicable law, to update or revise its forward-looking statements, whether as a result of new information, subsequent events, anticipated or unanticipated circumstances or otherwise.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

EOG RESOURCES, INC. (Registrant)

Date: January 17, 2013	By:	/s/ TIMOTHY K. DRIGGERS Timothy K. Driggers Vice President and Chief Financial Officer (Principal Financial Officer and Duly Authorized Officer)